EXHIBIT  99.4

                                                                       Paul Butt
                                                          8116 E. Michelle Drive
                                                            Scottsdale, AZ 85255

                                                                   June 10, 2005

Ms.  Jane  Butel
Jane  Butel  Corporation
400  Gold  Avenue  SW
Suite  750
Albuquerque,  New  Mexico  87102

Dear  Jane:

In our phone conversation yesterday you indicated that the company is considering alternative strategies that could take the company in quite different directions than currently envisioned. Therefore, by this letter I am resigning from the Board of Directors effective as of this date. I have enjoyed the association with the company and I wish you the best.

Sincerely,

/s/  Paul  Butt
---------------
Paul  Butt


Accepted  by:  /s/  Jane  Butel               Date:  6/08/05
              -----------------                    ---------
          Jane  Butel,  CEO
          Jane  Butel  Corporation